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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 17, 2001

                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   1-13071              76-0625124
  (State or Other Jurisdiction     (Commission File      (IRS Employer
          of Incorporation)            Number)          Identification No.)

  12001 North Houston Rosslyn                                 77086
  Houston, Texas 77086                                      (Zip Code)
  (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787

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Item 5. Other Events.

Hanover Compressor Company has been informed by its largest stockholder, GKH Investments, L.P. ("GKH"), that GKH has advised its partners that it has extended the date by which it intends to complete the liquidation or distribution of its shares of Hanover common stock beyond January 25, 2002. A copy of the letter sent by GKH to its partners is attached to this report as
Exhibit 99.1.

Hanover Compressor Company is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this report are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "intends," "estimates," or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this report. The forward-looking statements included in this report are only made as of the date of this report, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits

             99.1 Letter dated October 15, 2001 to GKH partners regarding wind-up of GKH Investments, L.P. and GKH Private Limited

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANOVER COMPRESSOR COMPANY


Date: October 17, 2001               By:    /s/ Michael J. McGhan
                                            ----------------------------------
                                     Name:  Michael J. McGhan
                                     Title: President and Chief Executive
                                            Officer